UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2022
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 Washington Street,	Suite 1300
Conshohocken,	PA	19428
(Address of principal executive offices)		(Zip Code)
 (610) 934-2222
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 20, 2022, Hamilton Lane Advisors, L.L.C. (“HLA”), the operating subsidiary of Hamilton Lane Incorporated, entered into:

(i) a Multi-Draw Term Loan and Security Agreement (the “2022 Term Loan Agreement”) with First Republic Bank (“First Republic”);

(ii) a Third Amendment to Revolving Loan and Security Agreement (the “Third Amendment to 2017 Revolving Loan Agreement”), amending the Revolving Loan and Security Agreement, dated as of August 23, 2017, by and between HLA and First Republic (as previously amended and as amended pursuant to the Third Amendment to 2017 Revolving Loan Agreement, the “2017 Revolving Loan Agreement”);

(iii) a Fourth Amendment to Term Loan and Security Agreement (the “Fourth Amendment to 2017 Term Loan Agreement”), amending the Term Loan and Security Agreement, dated as of August 23, 2017, by and between HLA and First Republic (as previously amended and as amended pursuant to the Fourth Amendment to 2017 Term Loan Agreement, the “2017 Term Loan Agreement”); and

(iv) a Third Amendment to Multi-Draw Term Loan and Security Agreement (the “Third Amendment to 2020 Term Loan Agreement”), amending the Multi-Draw Term Loan and Security Agreement, dated March 24, 2020, by and between HLA and First Republic (as previously amended and as amended pursuant to the Third Amendment to 2020 Term Loan Agreement, the “2020 Term Loan Agreement” and, together with the 2022 Term Loan Agreement, the 2017 Revolving Loan Agreement and the 2017 Term Loan Agreement, the “Loan Agreements”).

The Loan Agreements are cross-collateralized and cross-defaulted and the aggregate principal amount of loans that may be outstanding under all of the Loan Agreements is subject to an aggregate cap of $325 million (the “Cap”).

The 2022 Term Loan Agreement provides for term loans in the aggregate principal amount of $75 million, subject to the Cap, which may be drawn any time on or before September 30, 2025 (the “2022 Term Loan Facility”), subject to certain terms and conditions. Borrowings under the 2022 Term Loan Facility accrue interest at a rate equal to the greater of (a) Prime minus 1.50 and (b) 3%. The 2022 Term Loan Facility matures on October 1, 2029.

HLA granted a security interest in substantially all of its personal property assets under the 2022 Term Loan Agreement, except for certain excluded assets, consistent with the other Loan Agreements. The 2022 Term Loan Agreement contains covenants that, among other things, limit HLA’s ability to: incur indebtedness; transfer or dispose of assets; merge with other companies; create, incur or allow liens; make certain investments; pay dividends or make distributions during a default or if it would create a default; engage in transactions with affiliates; and take certain actions with respect to management fees. The 2022 Term Loan Agreement also requires HLA to maintain (i) a specified amount of management fees in each semi-annual period, (ii) a specified tangible net worth during each fiscal year, and (iii) a specified amount of adjusted EBITDA minus dividends and distributions (other than tax distributions), on a trailing six-month basis, tested semi-annually. The required amounts for each of the foregoing tests varies over time.

The 2022 Term Loan Agreement contains certain events of default, including (subject, in certain cases, to materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representations or warranties, bankruptcy or insolvency proceedings, and a cross-default to the other Loan Agreements. If an event of default under the 2022 Term Loan Agreement occurs and is not waived, First Republic may, among other things, discontinue advancing money or extending credit under the 2022 Term Loan Agreement and declare outstanding amounts immediately due and payable; additionally, due to the cross-default provisions, First Republic would be entitled to take similar actions with respect to the other Loan Agreements. In addition, during the continuance of an event of default, an additional 5.0% penalty interest rate may apply.

The Third Amendment to 2017 Revolving Loan Agreement provides for, among other things, an extension of the maturity date for the revolving credit facility to March 24, 2025 and an increase in the committed aggregate amount of revolving credits loans to $50 million, subject to the Cap and the other terms and conditions therein. The Third Amendment to 2017 Revolving Loan Agreement also modifies financial and certain other covenants applicable to HLA in a manner similar to those in the 2022 Term Loan Agreement.

The Fourth Amendment to 2017 Term Loan Agreement provides for, among other things, (a) an extension of the maturity date for the term loans thereunder to January 1, 2030, (b) an increase in the principal amount to $100,000,000 subject to the Cap and the other terms and conditions therein and (c) an interest rate equal to the greater of (i) Prime minus 1.25 and (ii) 3%. The Fourth Amendment to 2017 Term Loan Agreement also modifies financial and certain other covenants applicable to HLA in a manner similar to those in the 2022 Term Loan Agreement. Under the 2017 Term Loan Agreement, HLA remains entitled to request additional uncommitted term advances not to exceed $25 million in the aggregate through December 31, 2023; First Republic may, in its discretion, agree to such increase, but the total outstanding amount under all of the Loan Agreements would be subject to the Cap.

The Third Amendment to 2020 Term Loan Agreement modifies financial and certain other covenants applicable to HLA in a manner similar to those in the 2022 Term Loan Agreement and applies the Cap to the permitted amount that may be outstanding.

The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the respective new agreements, which are filed as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1º	Multi-Draw Term Loan and Security Agreement, dated October 20, 2022, by and between First Republic Bank and Hamilton Lane Advisors, L.L.C.
10.2º	Third Amendment to Revolving Loan and Security Agreement, dated October 20, 2022, by and between First Republic Bank and Hamilton Lane Advisors, L.L.C.
10.3º	Fourth Amendment to Term Loan and Security Agreement, dated October 20, 2022, by and between First Republic Bank and Hamilton Lane Advisors, L.L.C.
10.4	Third Amendment to Multi-Draw Term Loan and Security Agreement, dated October 20, 2022, by and between First Republic Bank and Hamilton Lane Advisors, L.L.C.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
º Confidential information in this exhibit has been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: October 26, 2022

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary